Exhibit 5.1

June 20, 2018

Highlands Bankshares, Inc.

P.O. Box 1128

Abingdon, Virginia

Re:    Registration Statement of Highlands Bankshares, Inc. on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Highlands Bankshares, Inc., a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) relating to the Highlands Bankshares, Inc. 2018 Restricted Stock Plan (the “Plan”) filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2018, relating to the 250,000 shares (the “Shares”) of common stock, $0.65 par value, to be issued by the Company from time to time in grants of restricted stock and restricted stock unit awards to eligible employees pursuant to the Plan.

In reaching the opinion set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) the Company’s amended and restated articles of incorporation, as amended through the date hereof, as certified by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on June 6, 2018, (iii) the Company’s bylaws, as amended through the date hereof, as certified by a duly authorized officer of the Company, (iv) certain resolutions adopted by the board of directors of the Company approving the Plan, (v) the Plan as set forth in the Company’s proxy statement, dated April 5, 2018, (vi) a Certificate of Good Standing issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on June 6, 2018, to the effect that the Company is duly incorporated, existing under the laws of the Commonwealth of Virginia and in good standing, and (vii) such other certificates and documents as we have considered necessary or appropriate for purposes of this opinion. As to any facts material to this opinion, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

We have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete. In addition, we have assumed that (a) the Shares will be issued in accordance with the terms of the Plan, and (b) the full consideration for each Share will be received by the Company.

Highlands Bancshares, Inc.

June 20, 2018

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The foregoing opinion is based on and is limited to the laws of the Commonwealth of Virginia, and we render no opinion with respect to the laws of any other jurisdiction. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinion expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ BUTLER SNOW LLP